EXHIBIT 23.1

CONSENT OF DELOITTE & TOUCHE LLP

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated August 7, 2018, relating to the consolidated financial statements of Broadridge Financial Solutions, Inc. (“The Company”) and the effectiveness of the Company’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of the Company for the year ended June 30, 2018.

/s/ DELOITTE & TOUCHE LLP

New York, New York
November 16, 2018